Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 185 to the Registration Statement on Form N–1A of Fidelity Investment Trust: Fidelity Overseas Fund, Fidelity International Discovery Fund, Fidelity International Growth Fund, and Fidelity Global Commodity Stock Fund of our reports dated December 11, 2019; Fidelity Europe Fund, Fidelity Pacific Basin Fund, Fidelity Canada Fund, Fidelity Emerging Markets Fund, Fidelity Nordic Fund, Fidelity Latin America Fund, Fidelity Japan Fund, Fidelity Emerging Asia Fund, Fidelity China Region Fund, and Fidelity Japan Smaller Companies Fund of our reports dated December 12, 2019; Fidelity Total Emerging Markets Fund and Fidelity Emerging Markets Discovery Fund of our reports dated December 13, 2019; Fidelity Series International Growth Fund and Fidelity Series Canada Fund of our reports dated December 16, 2019,  relating to the financial statements and financial highlights included in the October 31, 2019 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
December 19, 2019